UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2007
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

5949 Sherry Lane, Suite 1050 Dallas, Texas (Address of Principal Executive Offices)	75225 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
     DRI Corporation (“the Company”) has a contractual relationship with The Castleton Group (“Castleton”), a professional employment organization (“PEO”) and the employer of record for all of the Company’s USA based workforce. Castleton has recently been deemed insolvent by the North Carolina Department of Insurance, which has initiated proceedings that could result, among other things, in the revocation of Castleton’s license to operate as a PEO in the state of North Carolina. Castleton additionally may have failed to properly discharge its responsibilities in certain other respects as related to its contractual responsibilities while the Company believes it has fully complied with all of its responsibilities and obligations. In light of these events, the Company is exploring alternatives to its arrangement with Castleton. Although no assurances can be made, the Company believes that if necessary, it will be able to obtain or perform substantially similar services as those which have been historically provided by Castleton and do so without any significant expense to the Company or adverse service interruptions for its customers and clients.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

DRI CORPORATION
Date: December 12, 2007	By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary